UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2018
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On January 24, 2018, Commerce Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the 2018 base salaries for named executive officers and the amount of performance-based cash bonuses paid by the Company to its named executive officers.  This Form 8-K/A amends the Initial Form 8-K to reflect that a portion of the bonus paid by the Company to David W. Kemper is a discretionary award.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 24, 2018, the Compensation and Human Resources Committee of the Board of Directors of Commerce Bancshares, Inc. (the Company) approved the base salary for 2018 (effective April 1, 2018) and the payment of cash bonuses to the Company’s CEO and its other named executive officers, as listed in the table below. The performance-based bonuses shown below were paid pursuant to the Company’s Executive Incentive Compensation Plan (EICP), except that $106,339 of the amount for Mr. Kemper is a discretionary performance-based bonus outside the limits of the EICP. The Committee also approved the grant to those individuals of restricted stock awards and stock appreciation rights under the Company’s 2005 Equity Incentive Plan.

			2017	Restricted	Stock
		2018	Performance-	Stock	Appreciation
		Salary	Based Bonus	Awards	Rights
Executive Officer	Title	$	$	#	#
David W. Kemper	Chairman & CEO	1,000,000	1,606,339	29,926	35,277
John W. Kemper	President & COO	625,000	849,431	10,512	10,898
Jonathan M. Kemper	Vice Chairman	515,500	538,615	5,279	5,944
Charles G. Kim	Executive Vice President & CFO	477,000	456,084	6,304	6,638
Kevin G. Barth	Executive Vice President	477,000	456,084	6,304	6,638

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)
Date: February 15, 2018